SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2002

First Mutual Bancshares, Inc.

(exact name of registrant as specified it its charter)

Washington	000-28261	91-2005970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 108th AVENUE NE

BELLEVUE, WASHINGTON 98004

(425) 453-5301

(Address of principal executive offices, including zip code, and telephone number, Including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On May 31, 2002, we entered into an agreement to repurchase 1,019,256 shares of our common stock, $1.00 par value, at a price of $15.50 per share from MGN Group LLC. The aggregate purchase price of approximately $l6 million is payable in cash, which we intend to account for through a combination of combined retained earnings and with the proceeds from a proposed $9 million issue of Trust Preferred Securities. The purchase is subject to certain approvals, but is expected to be consummated on about July 1, 2002. The attached Press Release was released on June 3, 2002.

Item 7. Exhibits

The following exhibits are filed as part of this report:

10.1 Stock Purchase Agreement, dated May 31, 2002, by and among MGN Group LLC, and First Mutual Bancshares Incorporated.

99.1 Press Release, dated June 3, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIST MUTUAL BANCSHARES INCORPORATED

By: /s/ John R. Valaas
Its: President and CEO

Exhibit Index:
Exhibit

10.1	Stock Purchase Agreement, dated as of May 31, 2002, by and among the MGN Group LLC, First Mutual Bancshares, Incorporated and Bear Stearns & Co. Inc.

99.1	Press Release, dated June 3, 2002